COMMENTCOMMENT                        This  REGISTRATION  STATEMENT

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    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 3, 2003
                           REGISTRATION NO. 333-
                                           ----------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8


                        REGISTRATION STATEMENT UNDER THE
                              SECURITIES ACT OF 1933

                              BORDEN CHEMICAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                     NEW JERSEY                     13-0511250
             (State or Other Jurisdiction of      (I.R.S. Employer
               Incorporation or Organization)     Identification Number)



                               180 EAST BROAD ST.
                              COLUMBUS, OHIO 43215
   (Address, including Zip Code, of Registrant's Principal Executive Offices)

          AMENDED AND RESTATED 1996 STOCK PURCHASE AND OPTION PLAN FOR
             KEY EMPLOYEES OF BORDEN CHEMICAL, INC. AND SUBSIDIARIES
                            (Full Title of the Plan)


                              NANCY G. BROWN, ESQ.
                              BORDEN CHEMICAL, INC.
                               180 EAST BROAD ST.
                              COLUMBUS, OHIO 43215
                                 (614) 225-4000
        (Name, Address and Telephone Number of Registrant's for Service)

                                 With Copies to:
                            ARTHUR D. ROBINSON, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                          NEW YORK, NEW YORK 10017-3954
                                 (212) 455-2000


                         CALCULATION OF REGISTRATION FEE

<BTB>
===============================================================================================================
                                                                PROPOSED             PROPOSED
TITLE OF SECURITIES TO BE REGISTERED        AMOUNT TO BE        MAXIMUM              MAXIMUM          AMOUNT OF
                                             REGISTERED      OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION
                                                              PER SHARE (A)       PRICE (A)              FEE (A)
---------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per share    11,470,633 shares   $  2.00          $  22,941,266.00    $  1,855.95
===============================================================================================================


(A)     Pursuant  to  Rule  457(h) under the Securities Act of 1933 (the "Securities Act"), the proposed maximum offering  price per share, the proposed maximum aggregate offering price and the amount of registration fee have been  computed  on  the  basis  of  the  price  at which options to be granted under the Plan  may be exercised.














                                     PART I

ITEM  1.  PLAN  INFORMATION.
     Not  required  to  be  filed  with  this  Registration  Statement.
ITEM  2.  REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION.
     Not  required  to  be  filed  with  this  Registration  Statement.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.
     The following documents, previously filed by Borden Chemical, Inc. (formerly known as Borden, Inc.), a New Jersey corporation ("BCI" or the "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:
    (a) The Company's Annual Report on Form 10-K, for the fiscal year ended December 31, 2002.
    (b) The Company's Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2003.
    (c) The Company's Quarter Report on Form 10-Q for the quarter ended June 30, 2003.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM  4.  DESCRIPTION  OF  SECURITIES.
     The following description of the terms of the Common Stock is qualified in its entirety by reference to the provisions of the Management Stockholder's Agreement, the form of which is filed as part of this Registration Statement as
Exhibit 4.4 and by reference to the provisions of the Company's Amended and Restated Certificate of Incorporation filed as Exhibit 4.1 to this Registration Statement.

The Amended and Restated Certificate of Incorporation of the Company authorizes 400,000,000 shares of capital stock, consisting of 300,000,000 shares of Common Stock par value $0.01 per share (the "Common Stock") and 100,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). As of June 30, 2003, the outstanding capital stock of the company consisted of 200,895,628 shares of Common Stock.

COMMON  STOCK
     Voting Rights. Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders of the Company, and do not have cumulative voting rights. Accordingly, the holders of more than 50% of the shares of Common Stock can elect, if they choose to do so, all of the directors. In such event, absent contractual provisions to the contrary, the holders of the remaining shares will not be able to elect any directors.

     Dividend Rights. The holders of Common Stock are entitled to share ratably in any dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose, subject to the preferences applicable to any outstanding Preferred Stock and any other provisions of the Company's Amended and Restated Certificate of Incorporation.

     Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, after payment of the debts and other liabilities of the Company, and subject to the rights of holders of Preferred Stock, if any, holders of Common Stock are entitled to share pro rata in any distribution to the stockholders.

     Other Matters. Holders of Common Stock have no preemptive or other rights to subscribe for additional shares. No shares of Common Stock are subject to redemption or a sinking fund. All of the outstanding shares of Common Stock are fully paid and nonassessable.



ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.
     Certain legal matters in connection with the Common Stock offered hereby are being passed upon for the Company by Nancy G. Brown, Esq., Vice President and General Counsel. Ms. Brown will be granted an option to purchase 131,250 shares of Common Stock.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.
     Section 14A:3-5 of the New Jersey Business Corporation Act (the "BCA") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than actions by or in the right of the corporation (a
"derivative action")), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, by-laws, stockholder vote, agreement or otherwise. The Registrant's certificate of incorporation provides that the Registrant may indemnify its directors and officers to the fullest extent permitted by applicable law. The Registrant has also obtained officers' and directors' liability insurance which insures against liabilities that officers and directors of the Registrant, in such capacities, may incur.

     Section 14A:2-7 of the BCA permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for damages for breach of any duty owed to the corporation or shareholders, except for liability for any breach of duty based upon an act or omission (i) resulting in receipt by such person of an improper personal benefit, (ii) not in good faith or involving a knowing violation of law, or (iii) in breach of such person's duty of loyalty to the company or its stockholders. Article VII of the Registrant's restated certificate of incorporation includes such a provision.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.
          Not  applicable.

ITEM  8.  EXHIBITS.
          See  "Index  to  Exhibits."

ITEM  9.  UNDERTAKINGS.
  (a)  The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

































































                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on this 3 day of October 2003.

                                      BORDEN  CHEMICAL,  INC.


                                      BY: /s/ Craig O. Morrison
                                        -------------------------------------
                                        President  and  Chief  Executive Officer

     We, the undersigned directors and officers of Borden Chemical, Inc., do hereby constitute and appoint Craig O. Morrison and William H. Carter, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


 SIGNATURE                       TITLE                                  DATE
----------                      ------                                ------


/s/  Craig  O. Morrison     Director,  President and
------------------------    Chief Executive Officer
Craig  O.  Morrison        (Principal  Executive  Officer)     October 3, 2003


                            Director  and  Chief
                            Financial  Officer
/s/  William  H.  Carter   (Principal  Financial  Officer
------------------------    and  Principal Accounting Officer) October 3, 2003
William  H.  Carter


/s/  C.  Robert  Kidder     Director  and  Chairman  of
-----------------------     the  Board  of  Directors
C.  Robert  Kidder                                             October 3, 2003


/s/  Henry  R.  Kravis
----------------------
Henry  R.  Kravis           Director                           October 3, 2003


/s/  George  R.  Roberts
------------------------
George  R.  Roberts         Director                           October 3, 2003


/s/  Paul  J.  Norris
---------------------
Paul  J.  Norris            Director                           October 3, 2003


/s/  Scott  M.  Stuart
----------------------
Scott  M.  Stuart           Director
                                                               October 3, 2003


/s/  Brian  F.  Carroll
-----------------------
Brian  F.  Carroll          Director                           October 3, 2003


/s/  John  K.  Saer,  Jr.   Director
-------------------------
John  K.  Saer,  Jr.                                           October 3, 2003
























































































                                INDEX TO EXHIBITS

Exhibit
Number     Description
------     -----------


4.1 Restated Certificate of Incorporation dated March 14, 1995, and Certificate of Amendment of Restated Certificate of Incorporation dated June 23, 1995, (both incorporated herein by reference from Exhibit (3) to the Company's June 30, 1995 Form 10-Q.)

4.2 By-laws of the Company (incorporated herein by reference from Exhibit (3)(ii) to the Company's 2002 Annual Report on
            Form  10-K.)

4.3         Amended and  Restated  1996 Stock  Purchase  and  Option  Plan for
            Key  Employees  of  Borden  Chemical,  Inc.  and  Subsidiaries.

4.4         Form  of  Management  Stockholder's  Agreement.

4.5         Form  of  Non-Qualified  Stock  Option  Agreement.

4.6         Form  of  Sale  Participation  Agreement.

4.7 Registration Rights Agreement dated January 1, 2002 among Borden Chemical, Inc., Borden Holdings, Inc., and BDS Two, Inc.

5           Opinion  of  Nancy  G.  Brown, Vice  President and General Counsel.

23.1 Consent of Deloitte & Touche LLP, independent auditors, with respect to the Company.

23.2        Consent  of  Nancy  G.  Brown,  Vice  President  and  General
            Counsel     (included  as  part  of  her  opinion  filed  as Exhibit
            5  hereto).

24          Power  of  Attorney  (included  on  the  signature  page  hereto).






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